Exhibit A to Compliance Manual


                          RIAZZI ASSET MANAGEMENT, LLC
                               INVESTMENT ADVISER
                                 CODE OF ETHICS


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                          RIAZZI ASSET MANAGEMENT, LLC
                                 CODE OF ETHICS

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                                TABLE OF CONTENTS

1 - Statement of General Policy...............................................1
2 - Definitions...............................................................2

3 - Standards of Business Conduct.............................................3

4 - Prohibition Against Insider Trading.......................................4
5 - Personal Securities Transactions..........................................7

6 - Gifts and Entertainment...................................................8

7 - Protecting the Confidentiality of Client Information .....................9
8 - Service as a Director.....................................................11

9 - Compliance Procedures.....................................................12
10 - Certification ...........................................................15

11 - Records .................................................................16

12 - Reporting Violations and Sanctions.......................................17


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STATEMENT OF GENERAL POLICY

This Code of Ethics ("CODE") has been adopted by Riazzi Asset Management, LLC ("RAM" or the "FIRM") and is designed to comply with Rule 204A-1 under the Advisers Act, as defined herein.

This Code establishes rules of conduct for all employees of RAM and is designed to, among other things, govern personal securities trading activities in the accounts of employees of the Firm. The Code is based upon the principle that RAM and its employees owe a fiduciary duty to RAM's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the Firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure that the high ethical standards maintained by RAM continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The conduct of each RAM employee continues to be a reflection on the name and reputation of the Firm.

Pursuant to Section 206 of the Advisers Act, both RAM and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that RAM and its employees have an affirmative duty of utmost good faith to act solely in the best interest of its clients.

RAM  and  its  employees  are  subject  to  the  following   specific  fiduciary
obligations when dealing with clients:

o The duty to have a reasonable, independent basis for the investment advice provided;

o The duty to obtain best execution for a client's transactions where the Firm is in a position to direct brokerage transactions for the client;

o The duty to ensure that investment advice is suitable in light of the client's individual objectives, needs and circumstances; and

o    A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, RAM expects every employee to demonstrate the highest standards of ethical conduct. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with RAM. RAM's reputation for fair and honest dealing with its clients has taken time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to the Firm's clients. Employees are urged to seek the advice of the Chief Compliance Officer, for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with RAM.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of RAM in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the Chief Compliance Officer. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of Firm employees.

The Chief Compliance Officer will periodically report to the senior management of RAM to document compliance with this Code.


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DEFINITIONS

For the purposes of this Code, the following definitions shall apply:

o     "1933 ACT" means the Securities Act of 1933, as amended.

o     "1934 ACT" means the Securities Exchange Act of 1934, as amended

o     "ACCESS  PERSON"  means  any  Supervised  Person  who  (i) has  access  to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund advised or sub-advised by the Firm; or (ii) is involved in making securities recommendations to clients that are nonpublic.

o "ACCOUNT" means brokerage or other account of any employee of the Firm and includes accounts of the employee's immediate family members (any relative by blood or marriage living in the employee's household), and any account in which he or she has a direct or indirect Beneficial Interest, such as trusts and custodial accounts or other accounts in which the employee has a Beneficial Interest or exercises investment discretion.

o     "ADVISERS ACT" means the Investment Advisers Act of 1940, as amended.

o "AUTOMATIC INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

o "BENEFICIAL INTEREST" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the 1934 Act in determining whether a person has a beneficial interest in a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

o "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the 1934 Act in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

o     "CHIEF COMPLIANCE OFFICER" refers to the Chief Compliance Officer of RAM.

o "LIMITED OFFERING" means an offering that is exempt from registration pursuant to Sections 4(2) or 4(6) of the 1933 Act or Rule 504, Rule 505, or Rule 506 under the 1933 Act.

o "RAM" means Riazzi Asset Management, LLC, an Ohio limited liability company and investment adviser registered under the Advisers Act.

o "REPORTABLE SECURITY" means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;
      (iii) shares issued by money market funds other than money market funds advised or sub-advised by RAM; (iv) transactions and holdings in shares of other types of open-end registered mutual funds, unless RAM or a control affiliate acts as the investment adviser, sub-adviser or principal underwriter for the fund; and (v) transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless RAM or a control affiliate acts as the investment adviser, sub-adviser or principal underwriter for the fund.

o "SUPERVISED PERSON" means directors, officers and partners of RAM (or other persons occupying a similar status or performing similar functions); employees of RAM; and any other person who provides advice on behalf of RAM and is subject to RAM's supervision and control.


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STANDARDS OF BUSINESS CONDUCT

RAM places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in the Firm and it's employees by the Firm's clients is something the Firm values and endeavors to protect. This Code is intended to comply with the various provisions of the Advisers Act and also requires that all Supervised Persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the 1933 Act, the 1934 Act, and applicable rules and regulations adopted by the Securities and Exchange Commission ("SEC").

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures with respect to the Firm are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all Supervised Persons. These procedures cover transactions in any Reportable Security in which a Supervised Person has a Beneficial Interest in or accounts over which the Supervised Person exercises control as well as transactions by members of the Supervised Person's immediate family.

Section 206 of the Advisers Act makes it unlawful for RAM or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.


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PROHIBITION AGAINST INSIDER TRADING

INTRODUCTION

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose Supervised Persons and RAM to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can also recover the profits gained or losses avoided through insider trading activity, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring an individual from the securities industry. Finally, Supervised Persons and RAM may be subject liability to individual investors for damages relating to insider trading activities.

The rules contained in this Code apply to securities trading and information handling by Supervised Persons of RAM and their immediate family members.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur or if you have any questions regarding the application of the Code.

GENERAL POLICY

No Supervised Person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by RAM), while in the possession of material, nonpublic information, nor may any personnel of RAM communicate material, nonpublic information to others in violation of the law.

1.    WHAT IS MATERIAL INFORMATION?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company's securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Chief Compliance Officer.

Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.

You should also be aware of the SEC's position that the term "material nonpublic
information"   relates  not  only  to  issuers  but  also  to  RAM's  securities recommendations and client securities holdings and transactions.

2.    WHAT IS NONPUBLIC INFORMATION?

Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or The Wall Street Journal or some


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other publication of general  circulation,  and after sufficient time has passed so that the information has been disseminated widely. Nonpublic information is information that has not been broadly disseminated as contemplated by this paragraph.

3.    IDENTIFYING INSIDE INFORMATION

Before executing any trade for yourself or others, including investment funds or private accounts managed by RAM, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

o Report the information and proposed trade immediately to the Chief Compliance Officer.

o Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the Firm.

o Do not communicate the information inside or outside the Firm, other than to the Chief Compliance Officer.

o After the Chief Compliance Officer has reviewed the issue, the Firm will determine whether the information is material and nonpublic and, if so, what action the Firm will take.

4.    CONTACTS WITH PUBLIC COMPANIES

Contacts with public companies may represent an important part of the Firm's research efforts. The Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Supervised Person or other persons subject to this Code become aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, RAM must make a judgment as to its further conduct. To protect yourself, the Firm's clients and the Firm, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information.

5.    TENDER OFFERS

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary fluctuations in the price of the target company's securities. Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in the possession of material, nonpublic information regarding a tender offer received from the tender offer or, the target company or anyone acting on behalf of either. To protect yourself, the Firm's clients and the Firm, you should contact the Chief Compliance Officer immediately if you believe that you may have received information relating to a tender offer or wish to make any investment decisions based on such information.

6.    RESTRICTED/WATCH LISTS

Although RAM does not typically receive confidential information from portfolio companies, it may, if it receives such information take appropriate measures to establish restricted or watch lists in certain securities.

The Chief Compliance Officer may place certain securities on a "restricted list." Supervised persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period such securities are set forth on any restricted list. Securities issued by companies about which Supervised Persons are expected to regularly have material, nonpublic information should generally be placed on a restricted list. The Chief Compliance Officer shall take steps to immediately inform all Supervised Persons of the securities listed on the restricted list.


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PERSONAL SECURITIES TRANSACTIONS

GENERAL POLICY

RAM  has  adopted  the  following   principles   governing  personal  investment
activities by Supervised Persons:

o     The interests of client accounts will at all times be placed first;

o All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

o     Supervised  persons  must  not  take  inappropriate   advantage  of  their
      positions.

GENERAL PRE-CLEARANCE POLICY

No Supervised Person shall trade in any Reportable Securities for his or her Account without the prior written approval of the Chief Compliance Officer who has bee provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Supervised Person's activities on behalf of a client).

Trades conducted through Automatic Investment Plans are not subject to this pre-clearance procedure once the parameters and investment instructions of the Automatic Investment Plan has been approved in writing by the Chief Compliance Officer. Any changes or modifications to any Automatic Investment Plan approved pursuant to this paragraph must, however, be pre-approved in writing by the Chief Compliance Officer.

PRE-CLEARANCE REQUIRED FOR PARTICIPATION IN IPOS

No Supervised Person shall acquire any Beneficial Ownership in any securities in an Initial Public Offering for his or her Account without the prior written approval of the Chief Compliance Officer who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Supervised Person's activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

PRE-CLEARANCE REQUIRED FOR PRIVATE OR LIMITED OFFERINGS

No Supervised Person shall acquire Beneficial Ownership of any securities in a Limited Offering or private placement without the prior written approval of the Chief Compliance Officer who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Supervised Person's activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

INTERESTED TRANSACTIONS

No Supervised Person shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

o     any Beneficial Ownership of any securities of such issuer;

o     any contemplated transaction by such person in such securities;

o     any position with such issuer or its affiliates; and

o any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.


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SHORT-TERM TRADING

No Supervised Person shall profit from the purchase and sale, or sale and purchase, of the same securities of which such person has Beneficial Ownership within 60 calendar days. Any prohibited short-term profits are subject to disgorgement. This prohibition does not, however, apply to trades within Automatic Investment Plans that have been pre-approved in writing by the Chief Compliance Officer.


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GIFTS AND ENTERTAINMENT

GENERAL POLICY

RAM's policy with respect to gifts and entertainment is as follows:

o Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;

o Supervised persons should not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving RAM or RAM's client accounts, or that others might reasonably believe would influence those decisions;

o Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis in compliance with the provisions of this section. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible;

o Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

REPORTING REQUIREMENTS

o Any Supervised Person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of RAM, including gifts and gratuities with value in excess of $100 per year, must obtain consent from The Chief Compliance Officer before accepting such gift.

o This reporting requirement does not apply to bona fide dining or entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with RAM and the dining and/or entertainment has a business purpose.

o This gift reporting requirement allows RAM to monitor the activities of its employees. However, the reporting of a gift does not relieve any Supervised Person from the obligations and policies set forth in this Section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift, please consult the Chief Compliance Officer.


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PROTECTING THE CONFIDENTIALITY OF CLIENT INFORMATION

CONFIDENTIAL CLIENT INFORMATION

In the course of investment advisory activities of RAM, the Firm may have access to nonpublic information about its clients. Such information may include a person's status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by RAM to clients, and data or analyses derived from such non-public personal information (collectively referred to as "CONFIDENTIAL CLIENT INFORMATION"). All Confidential Client Information, whether relating to RAM's current or former clients, is subject to the Code. Any doubts about whether certain information is confidential shall be resolved in favor of confidentiality.

NON-DISCLOSURE OF CONFIDENTIAL CLIENT INFORMATION

All information regarding RAM's clients is confidential. Information may only be disclosed when the disclosure is consistent with the Firm's policy and the client's direction. RAM does not share Confidential Client Information with any third parties, except in the following circumstances:

o As necessary to provide service that the client requested or authorized, or to maintain and service the client's account. RAM will require that any financial intermediary, agent or other service provider utilized by RAM (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by RAM only for the performance of the specific service requested by RAM;

o As required by regulatory authorities or law enforcement officials who have jurisdiction over RAM, or as otherwise required by any applicable law. In the event RAM is compelled to disclose Confidential Client Information, the Firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, RAM shall disclose only such information, and only in such detail, as is legally required;

o     To  the  extent  reasonably  necessary  to  prevent  fraud,   unauthorized
      transactions or liability.

EMPLOYEE RESPONSIBILITIES

All Supervised Persons are prohibited, either during or after the termination of their employment with RAM, from disclosing Confidential Client Information to any person or entity outside the Firm, including family members, except under the circumstances expressly described above. A Supervised Person is permitted to disclose Confidential Client Information only to such other Supervised Persons who need to have access to such information to deliver RAM's services to the client.

Supervised persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with RAM, must return all such documents to RAM.

Any Supervised Person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

SECURITY OF CONFIDENTIAL PERSONAL INFORMATION

RAM enforces the following policies and procedures to protect the security of Confidential Client Information:

o The Firm restricts access to Confidential Client Information to those Supervised Persons who need to know such information to provide RAM's services to clients;


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o     Any  Supervised  Person who is authorized  to have access to  Confidential
      Client Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

o All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;

o Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by Supervised Persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

o Any third party with whom RAM contracts shall be required to strictly observe these restrictions.

PRIVACY POLICY

As a registered investment adviser, RAM and all Supervised Persons, must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the "nonpublic personal information" of natural person clients. "Nonpublic information," under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant to Regulation S-P, RAM has adopted policies and procedures to safeguard the information of natural person clients.

ENFORCEMENT AND REVIEW OF CONFIDENTIALITY AND PRIVACY POLICIES

The Chief Compliance Officer is responsible for reviewing, maintaining and enforcing RAM's confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies.


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SERVICE AS A DIRECTOR

No Supervised Person shall serve on the board of directors of any publicly traded company without prior written authorization of the Chief Compliance Officer based upon a determination that such board service would be consistent with the interest of RAM's clients. Where board service is approved in accordance with these procedures, RAM shall implement a "Chinese Wall" or other appropriate procedures to isolate such person from making decisions relating to such company's securities.


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COMPLIANCE PROCEDURES

REPORTING REQUIREMENTS

Every Supervised Person shall provide the reports set forth below to the Chief Compliance Officer. It is the policy of RAM that each Supervised Person must arrange for their brokerage Firm(s) to send automatic duplicate Account statements and trade confirmations of all securities transactions to RAM.

1.    INITIAL HOLDINGS REPORT

Every Supervised Person shall, no later than ten (10) days after the person becomes a Supervised Person, file an initial holdings report containing the following information:

o The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Reportable Security in which the Supervised Person has Beneficial Ownership when the person becomes a Supervised Person;

o The name of any broker, dealer or bank, Account name, number and location with whom the Supervised Person maintains an Account in which any Reportable Securities are held for the direct or indirect benefit of the Supervised Person; and

o     The date that the report is submitted by the Supervised Person.

The  information  submitted must be current as of a date no more than forty-five
(45) days before the person becomes a Supervised Person.

2.    ANNUAL HOLDINGS REPORT

Every Supervised Person shall, no later than January 30 each year, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

3.    QUARTERLY TRANSACTION REPORTS

Every Supervised Person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a Reportable Security in which the Supervised Persons has Beneficial Ownership:

o The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each security;

o The nature of the transaction (purchase, sale or any other type of acquisition or disposition);

o The price of the Reportable Security at which the transaction was effected;

o The name of the broker, dealer or bank with or through whom the transaction was effected; and

o     The date the report is submitted by the Supervised Person.

Any Supervised Person may supply to RAM, in lieu of quarterly reports, duplicate copies of broker trade confirmations or Account statements with respect to the Supervised Person provided that such confirmations and/or Account statements covering the relevant calendar quarter are: (i) received by the Chief Compliance Offer within ten days of the end of the calendar quarter and (ii) contain all the information that would otherwise be required by such quarterly transaction report.

4.    EXEMPT TRANSACTIONS

A Supervised Person need not submit a report with respect to:

o Transactions effected for, securities held in, any Account over which the person has no direct or indirect influence or control;

o Transactions effected pursuant to an Automatic Investment Plan that has been pre-approved by the Chief Compliance officer in writing;

o A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage Account statements that RAM holds in its records so long as the Firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

5.    MONITORING AND REVIEW OF PERSONAL SECURITIES TRANSACTIONS

The written reports specified above, or the duplicate confirmations, Account statements and reports submitted in lieu of such reports, shall be delivered to the Chief Compliance Officer or his/her delegate. The Chief Compliance Officer or his/her delegate shall periodically review such reports, duplicate confirmations, and Account statements, and maintain copies thereof, with a view to identifying any pattern of personal securities transactions that suggests any actual or potential conflict of interest, the appearance of a conflict of interest, or any abuse of such person's position of trust and responsibility. Before making any determination that a violation has been committed by any person or that any personal securities transaction is otherwise problematic under this Code and the purposes thereof, such person shall be given an opportunity to supply additional explanatory material. The Chief Compliance Officer or his/her delegate will review the reports in light of such factors that he/she deems appropriate, which may include, among others;

(a) An assessment of whether the Supervised Person followed any required internal procedures, such as pre-clearance;

(b)   Comparison of personal trading to any restricted lists; and

(c) Periodically analyzing the Supervised Person's trading for patterns that may indicate abuse, including market timing.

6.    REPORTS TO THE BOARDS AND SANCTIONS

ANNUAL REPORTS

o The senior management of RAM shall receive annual reports from the Chief Compliance Officer or his/her delegate, which summarizes existing procedures for compliance with this Code and any changes in the procedures made during the past year and identifies any recommended changes in existing restrictions or procedures based upon the prior experience with the Code, evolving industry practice, or developments in applicable laws or regulations.

o The annual report must certify that RAM has adopted procedures reasonably necessary to prevent Supervised Persons from violating the Code.

QUARTERLY REPORTS

o The senior management of RAM shall receive a quarterly report from the Chief Compliance Officer or his delegate with respect to any material violations requiring significant remedial action during the preceding calendar quarter.

SANCTIONS

The senior management of RAM shall consider reports made to it hereunder and shall determine whether this Code has been violated. Upon determination that a violation of this Code has occurred, the senior management may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment.

CERTIFICATION

INITIAL CERTIFICATION

All Supervised Persons will be provided with a copy of the Code and must initially certify in writing to the Chief Compliance Officer that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all Account holdings as required by the Code.

ACKNOWLEDGEMENT OF AMENDMENTS

All Supervised Persons shall receive any amendments to the Code and must certify to the Chief Compliance Officer in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

ANNUAL CERTIFICATION

All Supervised Persons must annually certify in writing to the Chief Compliance Officer that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code.

FURTHER INFORMATION

Supervised Persons should contact the Chief Compliance Officer regarding any inquiries pertaining to the Code or the policies established herein.

RECORDS

o The Chief Compliance Officer shall maintain and cause to be maintained in a readily accessible place the following records:

o A copy of any code of ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;

o A record of any violation of RAM's Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

o A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a Supervised Person which shall be retained for five years after the individual ceases to be a Supervised Person of RAM;

o A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and Account statements made in lieu of these reports;

o A list of all persons who are, or within the preceding five years have been, Access Persons;

o A record of any decision and reasons supporting such decision to approve a Supervised Persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

REPORTING VIOLATIONS AND SANCTIONS

All Supervised Persons shall promptly report to the Chief Compliance Officer or an alternate designee all apparent violations of the Code. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

The Chief Compliance Officer shall promptly report to senior management all apparent material violations of the Code. When the Chief Compliance Officer finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management. Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee's employment with the Firm.

                        ANNUAL EMPLOYEE SECURITIES REPORT

      This information is current as of__________________(must be current as of a date no more than 45 days before the Report is submitted). Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

--------------------------------------------------------------------------------
SECURITY (NAME, TYPE, CUSIP OR           # OF SHARES AND
        TICKER SYMBOL)                   PRINCIPAL AMOUNT          DATE ACQUIRED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.

--------------------------------------------------------------------------------
     NAME OF BROKER, DEALER OR BANK                      ACCOUNT NAME
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      I certify that I have read and understand the Code of Ethics and recognize that I am subject to it. I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities

Transactions for which the Code of Ethics requires disclosure.

Printed Name:_________________________    Signature:____________________________

                                          Date:_________________________________

Calendar Quarter/Year:______________

      Persons  subject  to  the  Code  of  Ethics  must  report  ALL  Securities
Transactions (including Exempt Transactions and transactions involving affiliated mutual funds) as defined in the Code of Ethics, executed during the reporting period. DO NOT ATTACH BROKERAGE REPORTS. The report must be returned to the Compliance Officer, regardless of whether any Securities Transactions occurred, before the 30th day after the close of the calendar quarter. Please note that this Report covers all Securities in which you have a Beneficial Interest.

|_|   I have executed no Securities Transactions during the quarter.
|_|   The following is a complete list of my Securities Transactions:

-----------------------------------------------------------------------------------------------------------------
                                                              # OF SHARES &
                 TRANSACTION         PURCHASE, SALE,         PRINCIPAL AMOUNT
SECURITY*            DATE                OR OTHER              OF SECURITY           PRICE       EXECUTING BROKER
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

* Provide interest rate, maturity date, ticker symbol or CUSIP, if applicable

|_|   I have not opened a brokerage account during the quarter.
|_| The following is a complete list of all brokerage accounts I opened during the quarter:
--------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK:           ACCOUNT NAME:       DATE ESTABLISHED:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I certify that I have read and understand the Code of Ethics and that I have complied with the requirements of the Code of Ethics, including disclosure of all Securities Transactions that require disclosure.

Printed Name:_________________________    Signature:____________________________

                                          Filing Date:__________________________

THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION THAT THE REPORTING PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN ANY SECURITY TO WHICH THIS REPORT RELATES.

                             NEW EMPLOYEE SECURITIES REPORT

      This information is current as of (must be current as of a date no more than 45 days before your commencing employment). RETURN TO COMPLIANCE OFICER WITHIN 10 DAYS OF YOUR COMMENCING EMPLOYMENT.

      Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

--------------------------------------------------------------------------------
SECURITY (NAME, TYPE, CUSIP OR           # OF SHARES AND
        TICKER SYMBOL)                   PRINCIPAL AMOUNT          DATE ACQUIRED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.

--------------------------------------------------------------------------------
  NAME OF BROKER, DEALER OR BANK                            ACCOUNT NAME
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      I certify that I have read and understand the Code of Ethics and recognize that I am subject to it. I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.

Printed Name:_________________________    Signature:____________________________

                                          Date:_________________________________